Exhibit 99.1

bioAffinity Technologies Names Michael Dougherty as
Chief Financial Officer

SAN ANTONIO, Texas (May 1, 2023) – bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company focused on the need for noninvasive, accurate tests for the detection of early-stage cancer, today announced that Michael Dougherty has joined the company as Chief Financial Officer, effective today. Mr. Dougherty is an experienced C-level executive with more than 20 years in financial management and business strategy.

Mr. Dougherty will report directly to bioAffinity Technologies President and Chief Executive Officer Maria Zannes. Former CFO Michael Edwards will be available as a consultant to ensure a smooth transition.

“We are delighted to welcome Mike to our executive leadership team. He brings a tremendous skill set developed in senior positions at Amazon and Russell Investments. His expertise in financial management will play an important role in the nationwide commercial rollout of CyPath® Lung,” Ms. Zannes said. “His experience in strategy development and M&A will be crucial as we expand the CyPath® brand into other indications and pursue therapeutics opportunities. I look forward to his input and leadership as we increase visibility for our Company among investors, analysts and the broader financial community.”

Most recently, Mr. Dougherty was Chief Financial Officer of Alexa Business Domains, Amazon’s Alexa AI and Voice division, where he was responsible for financial strategy over Alexa’s multi-billion-dollar investments in AI-generated customer experiences. Previously, Mr. Dougherty was Chief Financial and Operating Officer of TINT, a user-generated content platform, and Chief Financial Officer at Filestack, a secure file handling service provider that was acquired by Idera, Inc. Prior to that, Mr. Dougherty served as Chief Financial Officer for Amazon Pay, where he supported Amazon’s digital payment wallet globally. Earlier in his career Mr. Dougherty held various finance positions at Russell Investments and Medisystems Corporation. He is a certified public accountant and a Chartered Global Management Accountant by the American Institute of Certified Public Accountants.

“As a finance executive at both large enterprise business units and private equity-backed growth firms, my focus has always been on operational excellence, legal and regulatory compliance, and stewardship of company resources. I am excited to join bioAffinity Technologies during this pivotal time in the evolution of its business,” Mr. Dougherty said. “CyPath® Lung has significant potential to improve early-stage lung cancer diagnosis and extend lives. I look forward to leading the financial strategy to support its expansion and create value for our shareholders.”

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and diseases of the lung and targeted cancer treatment. The Company’s first product, CyPath® Lung, is a noninvasive test that has shown high sensitivity and specificity for the detection of early-stage lung cancer. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Services. OncoSelect® Therapeutics, LLC, a subsidiary of bioAffinity Technologies, is advancing its discoveries shown in vitro to kill cancer cells without harm to normal cells. Research and optimization of the Company’s platform technologies are conducted in its laboratories at The University of Texas at San Antonio. For more information, visit www.bioaffinitytech.com and follow us on LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the anticipated use of proceeds from the Company’s offering of common shares. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contacts

bioAffinity Technologies

Julie Anne Overton

Director of Communications

jao@bioaffinitytech.com

LHA Investor Relations

Tirth T. Patel

tpatel@lhai.com

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